UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Moscow CableCom Corp. (the “Company”) announced today certain unaudited financial data with respect to its results of its operations for the three and six months ended June 30, 2006.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As anticipated, on August 23, 2006 the Company received a Nasdaq Staff Determination letter indicating that, as a result of the delay in filing the Company’s Quarterly Report on  Form 10-Q for the period ended June 30, 2006 (“Second Quarter Form 10-Q”), the Company was no longer in compliance with the continued listing requirements as set forth in Nasdaq’s Marketplace Rule 4310(c)(14), and that its common stock is, therefore, subject to potential delisting from The Nasdaq Stock Market. Receipt of this letter does not result in immediate delisting of the Company’s common stock.

 If the Company is not able to file is Second Quarter Form 10-Q in the next two days, it expects to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.  The Company is working diligently to finalize and file its Second Quarter Form 10-Q as promptly as possible and to regain compliance with Nasdaq’s qualification requirements for continued listing.

The Company included an announcement of the receipt of the Nasdaq Staff Determination letter in its press released dated August 29, 2006, which, as previously noted, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.

Description of Exhibit

99.1

Press Release dated August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite

Name: Tate Fite
Title:  Chief Financial Officer

Date:  August 29, 2006

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